Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the Report dated February 5, 2009 relative to the financial statements of WES Consulting, Inc. as of December 31, 2008 and 2007 and for each of the two years then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

May 12, 2009